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                                                                    EXHIBIT 99.9


                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

                        NOTICE OF GRANT OF STOCK OPTION
                            ANNUAL 4,000-SHARE GRANT

          This notice is used to evidence the annual 4,000-share option grants to be made each year at the Annual Stockholders Meeting to the non-employee Board members who are to continue to serve on the Board. As with the initial 5,000-share automatic option grants, these options are immediately exercisable. However, any shares purchased under the option will be unvested and subject to repurchase by the Company at the original exercise price paid per share, in the event the optionee leaves the Board prior to vesting in those shares. The annual option grants vest, and the Company's repurchase rights lapse, in a series of four (4) successive equal annual installments upon the optionee's completion of each year of service as a Board member over the four (4)-year period measured from the grant date.

          The following information relating to the individual's grant should be inserted in the appropriate spaces of the Notice of Grant:

          1.   Optionee's name.

          2.   Grant Date.  This will be the date of the Annual Stockholders
               Meeting.

          3. Exercise Price. This will be the closing selling price per share of the Company's Class A Common Stock on the Nasdaq National Market on the grant date.

          4.   Expiration Date.  The option term is ten (10) years from the
               Grant Date. Accordingly, the Expiration Date must be the date immediately preceding the tenth anniversary of the Grant Date.
               For example, the Expiration Date of an option granted on December 1, 1997 would be November 30, 2007.
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                                                                    ANNUAL GRANT
                                                                    ------------

                                 ODETICS, INC.
                   NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                   ----------------------------------------
                            AUTOMATIC STOCK OPTION
                            ----------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Class A Common Stock of Odetics, Inc. (the
"Corporation"):

          Optionee:
          --------  ____________________________________________________________

          Grant Date:
          ----------  __________________________________________________________

          Exercise Price:
          --------------     $____________________per share

          Number of Option Shares: 4,000 shares
          -----------------------

          Expiration Date:
          ---------------  _____________________________________________________

          Type of Option:    Nonstatutory Stock Option
          --------------

          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall initially be unvested and
          ----------------
          subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of four (4) successive equal annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the four (4)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Odetics, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
          ----------------
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights. Nothing in this Notice or the attached
          -----------------------
Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions. All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

_____________,199_
     Date


                                    ODETICS, INC.


                                    By:    ____________________________________

                                    Title: ____________________________________



                                    ____________________________________________
                                    OPTIONEE

                                    Address: ___________________________________

                                    ____________________________________________


ATTACHMENTS
-----------
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                      2.
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                                   EXHIBIT A
                                   ---------

                       AUTOMATIC STOCK OPTION AGREEMENT
                       --------------------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------